Exhibit 10.44

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (the “Amendment”) is made effective February 15, 2012 (the “Effective Date”) by and between 2775 NORTHWOODS, LLC, a Georgia limited liability company, as “Seller” and DC-2775 NORTHWOODS PARKWAY, LLC, a Delaware limited liability company, as “Buyer”.

RECITALS

A. Seller and Buyer entered into that certain Purchase Agreement (the “Contract”) for a certain tract or parcel of land and all improvements thereon, including the building located in Norcross, Georgia (the “Property”).

B. The parties have agreed to extend the Review Period.

NOW THEREFORE, for ten dollars ($10.00) and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals. The foregoing Recitals are true and correct and are incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Contract.

2. Review Period. Section 4.01 of the Contract is amended by deleting the date of the thirtieth (30th) day following the Effective Date and inserting in lieu thereof the date of March 2, 2012.

3. Closing. Section 6.01 of the Contract is deleted in its entirety and the following is inserted in lieu thereof.

“Section 6.01. Subject to satisfaction or waiver of the Conditions Precedent to Closing set forth in Section 9.05 of this Contract, the purchase and sale of the Property (the “Closing”) will be held through escrow at the offices of the Title Company and will occur at 11:00 a.m. Tampa, Florida time on the earlier of the date which is: (i) five (5) business days following receipt by Seller of Purchaser’s written notice of its intent to close following the expiration of the Review Period or March 19, 2012 (the “Closing Date”). Notwithstanding the foregoing, Purchaser may extend the Closing Date for an additional fifteen (15) days by giving Seller at least two (2) days prior notice and making the Extension Deposit with the Title Company.”

4. Ratification. Except as modified hereby, all terms and conditions of the Agreement remain in full force and effect and are hereby ratified and confirmed.

5. Counterparts. This Amendment may be executed in one or more counterparts and transmitted via facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals effective as of the Effective Date.

WITNESSES:	PURCHASER:

DC-2775 NORTHWOODS PARKWAY, LLC, a Delaware limited liability company

	By:	/s/ John E. Carter
/s/ Elizabeth Fay	John E. Carter
Elizabeth Fay	CEO

/s/ Lisa A. Drummond
Lisa A. Drummond

SELLER:

2775 NORTHWOODS, LLC, a Georgia limited liability company

/s/ Henry Sawyer	By:	/s/ R. Tyler Edgarton
Henry Sawyer	R. Tyler Edgarton
Managing Member
/s/ Maggie Wynn
Maggie Wynn